Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-258153, 333-263661, 333-270200, 333-277936, and 333-285446 on Form S-8 of our reports dated February 26, 2026, relating to the financial statements of Cytek Biosciences, Inc. and the effectiveness of Cytek Biosciences, Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP
San Jose, California
February 26, 2026